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                                                                     EXHIBIT 2.6

ALBERT, WEILAND & GOLDEN, LLP
Lei Lei Wang Ekvall, State Bar No. 163047
Kyra E. Andrassy, State Bar No. 207959
650 Town Center Drive, Suite 950
Costa Mesa, California 92626
Telephone: (714) 966-1000
Facsimile: (714) 966-1002

General Insolvency Counsel for
Universal Broadband Networks, Inc., and
IJNT, Inc., Debtors and Debtors-in-Possession

                         UNITED STATES BANKRUPTCY COURT

                         CENTRAL DISTRICT OF CALIFORNIA

                               SANTA ANA DIVISION

In re                                         ) Case No. SA 00-18281 JB
                                              ) (Substantively consolidated with
UNIVERSAL BROADBAND NETWORKS, INC., a         ) Case No. SA 00-18282 JB)
Delaware corporation,                         )
                                              )
                                              )
                                              )  Chapter 11 Cases
                                              )
                                              )
                         Debtor and           ) ORDER CONFIRMING DEBTOR'S
                         Debtor-in-Possession.) FOURTH AMENDED CHAPTER 11 PLAN
                                              ) OF REORGANIZATION, AS MODIFIED
In re                                         ) PLAN CONFIRMATION HEARING
                                                ----------------------------
                                              )
IJNT, INC., a Nevada corporation,             ) DATE:    August 13, 2002
                                              ) TIME:    11:00 A.M.
                                              ) CTRM:    SA-6D
                         Debtor and           )          Ronald Reagan Federal
                         Debtor-in-Possession.)          Building and Courthouse
                                              )          411 W. Fourth Street
                                              )          Santa Ana, California

         A hearing was held on August 13, 2002, at 11 00 a.m. in the above referenced Court to consider the Fourth Amended Plan of Reorganization (the "Plan") filed by Universal Broadband Networks Inc. and IJNT, Inc., (collectively, the "Debtor"). A copy of the Debtor's Plan is attached as Exhibit "1" and incorporated by this reference.

         Lei Lei Wang Ekvall of Albert, Wekland & Golden, LLP appeared on behalf of the Debtor. All other appearances were as noted in the record.




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         The Debtor filed a memorandum of points and authorities in support of confirmation of the Plan, and submitted the Declarations of Deanna Morris and Brandon Powell in support of the Plan.

         Having: (a) read and considered the Plan, and all papers filed in support of the Plan, including the Debtor's Fourth Amended Disclosure Statement Describing the Debtor's Fourth Amended Plan of Reorganization (the "Disclosure Statement'); (b) read and considered all papers in opposition to the Plan: (c) heard and considered oral arguments made at the hearing; and (d) considered the statements, arguments, and evidence submitted before and at the hearing, and based on the entire record in this case.

         The Court hereby finds as follows;

         A. Notice of the hearing on confirmation of the Plan was adequate and properly served;

         B. The service of the Plan, Disclosure Statement and ballots was proper;

         C. The Debtor, the Official Committee of Creditors (the `Committee") and their respective professionals, agents, and employees have solicited acceptances and rejections of the Plan in compliance with 11 U. S.C.ss.1125(e) and are entitled to the protections of that subsection;

         D. The Plan, as specifically modified by this Order, meets all requirements set forth in 11 U.S.C. ss. ss. 1122, 1123, 1129(a)(1) through
(a)(5), 1129(a)(7), 1129(a)(9) through (a)(12), and 1129(b);

         E. 11 U.S.C. ss. ss. 1129(a)(6) and (a)(13) are not relevant; and

         F. The issuance of stock of the Surviving Corporation (1) pursuant to the Plan meets all requirements for exemption under 11 U.S.C.ss.1145(a)

         Based on the foregoing findings.

         IT IS HEREBY ORDERED that the Plan attached as Exhibit "1" is modified to include at the end of Section III(E)(6) of the Plan the following:

         ---------------------------
         (1) As that term is defined in the Plan

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                           "Notwithstanding the foregoing, the release: (1) does
                           not apply to willful misconduct or gross negligence; and (2) is applicable only to the extent that the identified parties are entitled to immunity."

         IT IS FURTHER ORDERED that the Plan, as modified, is approved and confirmed pursuant to all relevant sections of Chapter 11 of the Bankruptcy Code and no further disclosure of the modification is necessary under 11 U.S.C.ss.ss. 1125 and 1127.

         IT IS FURTHER ORDERED that the objections to me Plan filed by the Cypress- Fairbanks Independent School District, Harris County/City of House, Houston Independent School District, and Jefferson County (collectively, the "Texas Taxing Authorities") are overruled in their entirety and any claims of the Texas Taxing Authorities are priority unsecured claims, to the extent not disputed, pursuant to the Plan.

         IT IS FURTHER ORDERED that the provisions of the Plan are binding on the Debtor, the estate, any entity acquiring property under the Plan, and any and all creditors and interest holders of the Debtor or its estate, including the Texas Taxing Authorities.

         IT IS FURTHER ORDERED that Michael J. Issa is appointed the Liquidating Trustee(2) and may immediately commence his duties set forth in the Plan and be paid reasonable compensation in accordance with the Plan.

         IT IS FURTHER ORDERED that the Debtor, the Surviving Corporation, the Liquidating trustee, the Committee, and their respective professionals, agents, employees and Successors, are hereby authorized and empowered, without further order of this Court, to execute and deliver all documents and instruments and to take any and all action as may be necessary or appropriate to perform their obligations under the Plan.

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         ---------------------------
         (2) As that term is defined in the Plan

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         IT IS FURTHER ORDERED that issuance of stock of the Surviving
Corporation to the Liquidating Trust(3) pursuant to the Plan is exempt from all applicable Federal, State and local securities law pursuant to 11 U.S.C.ss.1145.

         IT IS FURTHER ORDERED that acts taken pursuant to the Plan, without limitation, are not subject to any stamp, real estate transfer, personal property, recording or other similar tax pursuant to 11 U.S.C. ss. 1146.

         IT IS FURTHER ORDERED that notice of the order confirming the Plan served by the Bankruptcy Clerk's Office shall contain the name and address of the Liquidating Trustee as follows:

                           "For more information regarding distributions under the Plan, please contact Michael J. Issa, the Court-appointed Liquidating Trustee, at Ballenger, Cleveland & Issa, LLC, located at 4100 Newport Place, Suite 300, Newport Beach, CA 92660. Telephone number:
                           (949) 862-1595."

         IT IS FURTHER ORDERED that the Liquidating Trustee shall comply with all provisions of Local Bankruptcy Rule 3020-1(2), and in connection therewith file and serve a Status report within 120 days of the entry of this order, and every 180 days thereafter, explaining what progress has been made toward plan consummation until a final decree is entered.

         ///
         ///
         ///
         ///I

         ---------------------------
         (3) As that term is defined in the Plan

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         IT IS FURTHER ORDERED that once the estate has been substantially administered, the Liquidating Trustee shall file a motion with the Court to obtain a final decree to close the case.

         DATED:  SEP I7 2002                 /S/ James N. Barr
                                             ---------------------------------
                                             Honorable James N. Barr
                                             United States Bankruptcy Judge

         Approved as to form and content:

         IRELL & MANELLA, LLP

         /S/  LISA A. MATHAISEL
         ----------------------
         Jeffrey Reisner
         Lisa Mathaisel
         Attorneys for the Official Committee of Creditors

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